Exhibit 2.2

BY-LAWS

OF

WORLDWIDE STAGES, INC.

a Tennessee corporation

Effective as of March 20, 2023

Bylaws

of

Worldwide Stages, Inc.

ARTICLE I.

OFFICES

In addition to its registered and principal offices, the corporation may have other offices and/or facilities at such other places as the board of directors may from time to time determine and as the business of the corporation may require. The address of the principal office may be changed by the board of directors by amendment to the corporation’s charter.

ARTICLE II.

MEETINGS OF SHAREHOLDERS

Section 2.1. Annual Meeting. The annual meeting of shareholders shall be held at the place, if any, or pursuant to the means of remote communication, if any, by which shareholders may be deemed to be present in person and vote at such meeting pursuant to the Tennessee Business Corporation Act (Tennessee Code Annotated Section 48-11-101, et seq.) (the “TCBA”) and on the date and at the time, in each case, designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. Any business may be transacted at the annual meeting without specific notice of any business being given, except business for which the law requires specific notice.

Section 2.2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes unless otherwise prescribed by law, (i) may be called by the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office, the Chairperson of the Board of Directors, the Chief Executive Officer or the President, and (ii) shall be called by the Chief Executive Officer, the President or the Secretary at the written request of any person or persons holding of record not less than twenty percent (20%) of all the votes entitled to be cast on any issue contemplated to be considered at such proposed special meeting, which written request shall state with specificity the purpose or purposes of such meeting. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the notice of meeting. In the case of a valid written request for a meeting by shareholders, the Corporation shall mail notice of the meeting pursuant to Section 2.3 below within thirty (30) days of the receipt of a written request complying with this Section 2.2. The Board of Directors shall designate the time, date, place, if any, and the means of remote communication, if any, by which shareholders may be deemed to be present in person and vote at any special meeting.

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Section 2.3. Notice of Shareholder Meetings. Written notice stating the place, date, and time of, and, if applicable, any means of remote communication by which shareholders may attend and vote at, the meeting, and, in the case of a special meeting, the purpose or purposes for which the special meeting is called and identifying those calling the special meeting, shall be delivered either personally, by mail, overnight courier, telegraph, telephone facsimile transmission, telex, or other form of wire or wireless communication by or at the direction of the Chairperson of the Board of Directors, the Chief Executive Officer, the President, the Secretary or the person calling the meeting, to each shareholder entitled to vote at the meeting. Shareholders are deemed to have consented to notice by electronic means unless the shareholder notifies the Corporation that the shareholder is revoking its consent to such manner of notice. The notice shall be delivered not less than ten (10) days nor more than two (2) months before the date of the meeting. If mailed, the notice shall be considered delivered when deposited in the United States mail, postage prepaid, and addressed to the shareholder at the address which appears on the stock transfer books of the Corporation; if delivered personally, the notice shall be considered delivered when actually received by the shareholder. The person giving the notice shall certify that the required notice has been given. Any shareholder may, in writing, waive the right to notice of annual or special meetings either before, during or after the meeting. Attendance by a shareholder in person or by proxy (including, in either case, through any means of remote communication, if applicable) shall constitute a waiver of objection to lack of, or any defect in, notice and to consideration of any matter that was not described in the meeting notice unless the shareholder expressly objects in the manner required by applicable law.

Section 2.4. Waiver of Notice. A shareholder may waive any notice that is required either before or after the date and time stated in the notice. The waiver must be in writing, signed by the shareholder entitled to the notice, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. Notwithstanding the foregoing, a shareholder’s attendance at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting (or promptly upon the shareholder’s arrival) objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

Section 2.5. Place of Meetings. Meetings of the shareholders may be held at such place within or without the State of Tennessee as may be designated by the board of directors. If not specified by the board of directors, said meetings shall be held at the corporation’s principal office.

Section 2.6. Business at and Conduct of Meetings. No business may be transacted at an annual or special meeting of shareholders other than business that is:

(a)	specified in a notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or given by the Corporation in response to a valid written request for a special meeting from a shareholder pursuant to Section 2.2, or

(b)	otherwise brought before the meeting by or at the direction of the Board of Directors.

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The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with rules, regulations and procedures adopted by the Board, the Chairperson of a shareholder meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts, as, in the judgment of such Chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or the Chairperson of the meeting, may include, without limitation, the following: (a) the establishment of an agenda for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present at the meeting; (c) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Chairperson of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; (f) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (g) removal of any shareholders or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (i) rules, regulations and procedures for compliance with any federal, state or local laws or regulations, including those concerning safety, health or security; (j) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (k) rules, regulations or procedures regarding the participation by means of remote communication, if any, of shareholders and proxyholders not physically present at a meeting.

Section 2.7. Record Date. For the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of the shareholders, or any adjournment thereof, or in order to make a determination of the shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders; such record date, in any case, shall not be less than ten (10) days or greater than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. Unless otherwise determined by the board of directors, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent.

Section 2.8. Shareholders List For Meeting. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of shareholders’ meeting. The list must show the address and number of shares held by each shareholder. The shareholders list must be available for inspection by any shareholder beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. The shareholder list must also be available at the meeting.

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Section 2.9. Quorum Requirements. Unless otherwise set forth in the Charter or required by applicable law, the presence, in person or by proxy, of the shareholders of the Corporation representing a majority of the votes entitled to be cast at any duly constituted shareholder’s meeting shall constitute a quorum for the transaction of business. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. A meeting may be adjourned despite the absence of a quorum, and notice of any adjournment need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. When a quorum exists at any meeting, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the question is one upon which, by express provision of the charter, these bylaws, or the laws of Tennessee, a greater number of affirmative votes is required, in which case such express provisions shall govern the decision of such question.

Section 2.10. Voting and Proxies. Every shareholder entitled to vote at any meeting may do so either in person or by written proxy, which proxy shall be filed with the secretary of the meeting before being voted. Such proxy shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy chart be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy.

Section 2.11. Action Without Meeting. Whenever the shareholders are required or permitted to take any action at a meeting, such action may be taken without a meeting. If all shareholders entitled to vote on the action consent to taking such action without a meeting, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the shareholders. The action must be evidenced by one or more written consents describing the action taken, signed by each shareholder entitled to vote on the action in one or more counterparts, indicating each signing shareholder’s vote or abstention on the action and delivered to the corporation for inclusion in the minutes or filing with the corporation records.

ARTICLE III.

BOARD OF DIRECTORS

Section 3.1. Management of the Corporation. The business and affairs of the corporation shall be managed by a board of directors. The board of directors may implement and exercise all corporate powers and do all such lawful acts and things as are not prohibited by the charter of the corporation, by these bylaws, or by the laws of Tennessee.

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Section 3.2. Qualifications and Election. Directors need not be shareholders or residents of Tennessee, but must be of legal age. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at the annual meeting of the shareholders. Each director shall serve until the next annual meeting of the shareholders, and thereafter until a successor has been elected and qualified.

Section 3.3. Number. The board of directors shall consist of such number of directors (between 5 and 13) as shall be set from time to time by a majority of the Board of Directors then in office in accordance with the Charter.

Section 3.4. Regular Meetings. The annual meeting of the board of directors shall be held immediately after the adjournment of the annual meeting of shareholders, at which time the officers of the corporation shall be elected. The board may also designate more frequent intervals for regular meetings.

Section 3.5. Special Meetings. Special meetings of the board of directors may be called at any time by the Chairperson of the Board, the Chief Executive Officer, the President or any two (2) directors.

Section 3.6. Place of Meetings. Meetings of the board of directors, whether annual, regular or special, shall be held at such time or times and at such place or places within or without the State of Tennessee as the board of directors may, from time to time, determine or as may be specified in the notice of such meeting. Any regular or special meeting of the Board of Directors, and any meeting of any Board committee, may be held through any communications equipment (e.g., video or telephone conference) if all persons participating can simultaneously hear each other, and participation in a meeting pursuant to this Section 3.6 shall constitute presence in person at that meeting.

Section 3.7. Notice of Directors’ Meetings. The annual and regular meetings of the board of directors may be held without notice of the date, time, place, or purpose of the meeting. In the case of special meetings, written or printed notice stating the date, time, and lace of the meeting, shall be delivered either personally, by mail, overnight courier, telegraph, telephone facsimile transmission, telex, or other form of wire or wireless communication. Such notice shall be delivered not less than one (1) days before the date of the meeting. If notice is given by personal delivery, the notice is effective when received. If notice is given by overnight courier service, correctly addressed, and with delivery charges prepaid or charged to the sender’s or the corporation’s account, the notice is effective on the date of promised delivery by such courier service. If notice is given by mail, correctly addressed, and with first class postage affixed thereon, the notice is effective five (5) days after its deposit in the United States mail. If notice is given by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee, the notice is effective on the earlier of the date shown on the return receipt or five (5) days after deposit in the United States mail. If notice is given by telegraph, the notice is effective on the date the telegraphic agency shall confirm delivery thereof to the addressee. If notice is given by telephone facsimile transmission, telex, or other form of wire or wireless communication, and transmitted to the proper address or number, the notice is effective when receipt is confirmed electronically or otherwise.

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Section 3.8. Waiver of Notice. A director may waive any notice that is required either before or after the date and time stated in the notice. The waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. Notwithstanding the foregoing, a director’s attendance at or participation in a meeting waives any required notice to that director of the meeting unless the director at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 3.9. Quorum and Vote. At all meetings of the board of directors, the presence of a majority of the directors then in office shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum; and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which adjournment is taken, and if the period of adjournment does not exceed one month in any one adjournment. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be an act of the board, unless the vote of a greater number is required by the charter, these by-laws, or the laws of Tennessee.

Section 3.10. Vacancies. Newly created directorships resulting from an increase in the number of directors, and vacancies occurring in any directorship for any reason, including the removal of a director with or without cause, may be filled: (1) by the shareholders; (2) by the board of directors; or (3) if the directors remaining in office constitute fewer than a quorum of the board, by the affirmative vote of a majority of all directors remaining in office.

Section 3.11. Action Without Meeting. Whenever the directors are required or permitted to take any action at a board of directors’ meeting, such action may be taken without a meeting. If all directors consent to taking such action without a meeting, the affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the board. The action must be evidenced by one or more written consents describing the action taken, signed by each director in one or more counterparts, indicating each signing director’s vote or abstention on the action, and such consent(s) shall be included in the minutes or filed with the corporate records reflecting the action taken. The action is effective when the last director signs the consent, unless the consent specifies a different effective date.

Section 3.12. Execution of Instruments. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name of, and on behalf of, the corporation, and such authority may be general or confined to specific instances.

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Section 3.13. Compensation. Unless otherwise restricted by the Charter or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. Without limiting the generality of the foregoing, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.14. Resignation and Removal. A director may resign at any time by delivering written notice to the board of directors, its chairperson, the Chief Executive Officer, or president, or to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. The shareholders may remove one or more directors with or without cause. A director may be removed by the shareholders only at a meeting called for that purpose, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of one or more directors, who shall be identified by name.

Section 3.15. Committees. The board of directors may create one or more committees. All committees so created shall have and may exercise such powers and authority as the board of directors may delegate to such committee or committees by resolution. All members of a committee that is authorized to exercise powers of the board of directors must be members of the board of directors and shall serve on such committee at the pleasure of the board of directors. No committee can act on matters reserved to the entire board of directors by the charter, these by-laws, or the laws of Tennessee. All committees created by the board of directors shall keep regular minutes of their meetings and proceedings and shall report to the board of directors upon request. Unless prohibited by law or the listing standards of any securities exchange upon which the Corporation’s securities may then be listed, the Chief Executive Officer or the President shall be a member of all committees of the board of directors.

ARTICLE IV.

OFFICERS

Section 4.1. Number. The corporation shall have a president and a secretary. The corporation may also have one or more vice-presidents, a treasurer, one or more assistant secretaries, one or more assistant treasurers, and such other officers (including, without limitation, a board chair) as the board of directors shall from time to time deem necessary. Any two or more offices may be held by the same person, except the offices of president and secretary.

Section 4.2. Election and Term. The officers shall be elected by the board of directors or, if the board of directors specifically authorizes an officer to appoint one or more other officers or assistant officers, by appointment by such duly authorized officer. Each officer shall serve at the pleasure of the board of directors, or if appointed by another officer, at such other officer’s pleasure, or until a successor has been elected and qualified.

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Section 4.3. Resignation and Removal. An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. The board of directors may remove any officer at any time with or without cause and any officer or assistant officer, if appointed by another officer, may likewise, be removed by such officer.

Section 4.4. Compensation. The compensation, including salaries, of the Chief Executive Officer and the President shall be as fixed by the board of directors or one of its duly constituted committees. The compensation, including salaries, of all other officers and agents appointed by the board shall be fixed by the Chief Executive Officer or President, with the ability of the board of directors to review and approve such compensation from time to time.

Section 4.5. Chief Executive Officer. The Board of Directors may designate a Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general responsibility for the implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. In the absence of the Chairperson of the Board, or if there is no Chairperson of the Board, the Chief Executive Officer shall preside at meetings of the Board of Directors or shareholders unless the Board of Directors has designated a lead director to do so.

Section 4.6. President. Subject to any supervisory powers given by the Board of Directors to the Chairperson of the Board, if any, and the Chief Executive Officer, if any, the president shall be the chief executive officer of the corporation. Subject to the authority of the Chairperson of the Board or the Chief Executive Officer, the president shall preside at all meetings of the shareholders and, if a member, at meetings of the board of directors, and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall effect such division of duties between the officers of the corporation as the president shall deem proper, except as the board otherwise directs. Further, the president shall execute all bonds, mortgages, contracts, conveyances or other instruments of the corporation except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Section 4.7. Vice Presidents. In the absence or disability of the Chief Executive Officer or the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the Chief Executive Officer or the President, as applicable, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer or the President, as applicable. The Vice Presidents shall have the other powers and perform the other duties prescribed for them respectively by the Board of Directors, by the Chief Executive Officer, the President, or by the Chairperson of the Board and may have additional designations such as “Executive,” “Senior,” or “Assistant.”

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Section 4.8. Secretary. The secretary shall attend all meetings of the shareholders and the board of directors and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for committees of the board of directors upon the request of the Chairperson of the Board, the Chief Executive Officer or the President. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and all meetings of the board of directors and shall perform such other duties as may be prescribed by the board of directors, the Chairperson of the Board, the Chief Executive Officer or the President, under whose supervision the secretary shall be. The secretary shall attest the execution of any document or instrument requiring such attestation and authenticate records of the corporation.

Section 4.9. Assistant Secretaries. The assistant secretaries, in the order of their seniority and if elected by the board of directors, shall, in the absence of or disability of the secretary, perform and exercise the powers of the secretary and shall perform such other duties as the board of directors, the Chairperson of the Board, the Chief Executive Officer or the President may prescribe.

Section 4.9. Treasurer. The treasurer, if elected by the board of directors, shall have custody of the funds and securities of the corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all money and other valuable effects in the name and to the credit of the corporation in such depository or depositories as may be designated by the board of directors. The treasurer shall render to the Chairperson of the Board, the Chief Executive Officer or the President or to the board of directors, whenever either may require it, an account of all transactions of the corporation. If required by the board of directors, the treasurer shall give the corporation a bond with such surety or sureties as shall be satisfactory to the board of directors, for the faithful performance of the duties of the office and for the restoration to the corporation of all books, papers, vouchers, money, and other property in the case of the treasurer’s death, resignation, retirement, or removal from office. If no treasurer shall be elected by the board of directors, all duties and responsibilities of the treasurer hereunder shall be assumed and discharged by either the Chief Executive Officer or President or such officer one of them shall designate.

Section 4.10. Assistant Treasurers. The assistant treasurers, in the order of their seniority and if elected by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the board of directors, the Chairperson of the Board, the Chief Executive Officer or the President may prescribe.

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ARTICLE V.

CAPITAL STOCK

Section 5.1. Stock Certificates. The corporation may but shall not be required to issue stock certificates. If issued, each stock certificate must state on its face the name of the corporation, that the corporation is organized under the laws of Tennessee, the name of the person to whom the certificate is issued, the number and class of shares and the designation of the series, if any, and be signed manually or by facsimile by the Chief Executive Officer or the President and the treasurer or the secretary of the corporation. The certificates of capital stock of the corporation shall be numbered, issued in numerical sequence, and entered in the books of the corporation as they are issued. If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series, and the authority of the board of directors to determine variations for future series, must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information upon written request without charge.

Section 5.2. Transfer of Shares. Shares of stock may be transferred on the books of the corporation only by the holder of record thereof, either in person or by power of attorney attested to by at least one witness, by delivery and surrender of the properly assigned certificate. When shares are transferred by an attorney-in-fact, the power of attorney shall be filed with the secretary. All certificates exchanged or returned shall be cancelled by the secretary, and such cancelled certificates shall be affixed in their original places in the certificate book. Subject to Section 5.3 of these by-laws, no new certificates have thus been cancelled and returned to their original place in the stock certificate book. The corporation shall not be required to transfer shares of stock until furnished with adequate assurance by the transferring shareholder of compliance with applicable securities laws.

Section 5.3. Loss of Certificates. In the case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms, including provisions for indemnification or bond, as the board of directors may prescribe.

Section 5.4. Registered Shareholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock of the corporation as the holder in fact, and, accordingly, shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereat except as otherwise provided by the laws of the State of Tennessee.

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ARTICLE VI.

LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 6.1 Limitation of Liability. As set forth in the Corporation’s charter, no director of the corporation shall be personally liable for monetary damages as such to the corporation or its shareholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) under Tennessee Code Annotated Section 48-18-304, as amended. If the TBCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors, or of officers, then the liability of each director of the corporation will be eliminated or limited to the fullest extent permitted by the TBCA.

Section 6.2 Indemnification. The corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the corporation), by reason of the fact that he is or was acting as a director or officer of the corporation (and the corporation, in the discretion of the board of directors, may so indemnify a person by reason of the fact that he is or was an officer, employee or agent of the corporation or is or was serving at the request of the corporation in any other capacity for or on behalf of the corporation with respect to any other corporation, partnership, joint venture, limited liability company, trust, employee benefit plan, or other enterprise) against any judgments, fines, liability or expense (including attorneys’ fees) actually and reasonably incurred by such person in respect thereof to the extent permitted by the TBCA; provided, however, that, the corporation shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by such person and not by way of defense, or (ii) for any amounts paid in settlement of an action effected without the prior written consent of the corporation to such settlement. Such indemnification is not exclusive of any other right to indemnification provided by law, agreement, bylaw or otherwise. If the TBCA is amended after the effective date hereof to authorize the corporation to broaden or expand the indemnity available to a director, then the indemnity available to directors shall be broadened or expanded to the fullest extent permitted by the TBCA, as so amended.

ARTICLE VII.

CORPORATE RECORDS

The corporation shall keep a copy of the following records at its principal office:

(a) Its charter or restated charter and all amendments thereto currently in effect;

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(b) Its by-laws or restated by-laws and all amendments and restatements to them currently in effect;

(c) Resolutions adopted by the board of directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

(d) The minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three (3) years;

(e) All written communications to shareholders generally within the past three (3) years, including any financial statements prepared for the past three (3) years under Tennessee Code Annotated Section 48-26-201;

(f) A list of the names and business addresses of its current directors and officers; and

(g) Its most recent annual report delivered to the Tennessee Secretary of State under Tennessee Code Annotated Section 48-26-203.

ARTICLE VIII.

AMENDMENT OF BY-LAWS

These by-laws may be amended, added to, or repealed either by: (1) a majority of the votes cast by shares represented in person or by proxy and entitled to vote at any duly constituted shareholder’s meeting, or (2) a majority vote of the board of directors. Any change in these by-laws made by the board of directors, however, may be amended or repealed by the shareholders.

ARTICLE IX.

FISCAL YEAR

The fiscal year of the corporation shall commence on the first day of January of each calendar year and shall end on the last day of December of the same calendar year, and the books of the corporation shall be kept and its income computed in accordance therewith. The first fiscal year of the corporation shall end on December 31, 2023.

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